Exhibit 10.1

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GPT PROPERTY TRUST LP

Dated as of July 31, 2014

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Table of Contents

(continued)

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Table of Contents

(continued)

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ARTICLE XIII	DISSOLUTION AND LIQUIDATION	47

Section 13.01.	Dissolution	47
Section 13.02.	Winding Up	48
Section 13.03.	Compliance with Timing Requirements of Regulations	49
Section 13.04.	Deemed Distribution and Recontribution	49
Section 13.05.	Rights of Limited Partners	49
Section 13.06.	Notice of Dissolution	50
Section 13.07.	Cancellation of Certificate of Limited Partnership	50
Section 13.08.	Reasonable Time for Winding Up	50
Section 13.09.	Waiver of Partition	50
Section 13.10.	Liability of Liquidator	50

ARTICLE XIV	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS	50

Section 14.01.	Amendments	50
Section 14.02.	Meetings of the Partners	52

ARTICLE XV	GENERAL PROVISIONS	53

Section 15.01.	Addresses and Notice	53
Section 15.02.	Titles and Captions	53
Section 15.03.	Pronouns and Plurals	53
Section 15.04.	Further Action	53
Section 15.05.	Binding Effect	53
Section 15.06.	Creditors	54
Section 15.07.	Waiver	54
Section 15.08.	Counterparts	54
Section 15.09.	Applicable Law	54
Section 15.10.	Invalidity of Provisions	54
Section 15.11.	Power of Attorney	54
Section 15.12.	Entire Agreement	55
Section 15.13.	No Rights as Stockholders	56
Section 15.14.	Limitation to Preserve REIT Status	56

Exhibit A – Partners and Partnership Interests
Exhibit B – Capital Account Maintenance
Exhibit C – Special Allocation Rules
Exhibit D – Notice of Redemption
Exhibit E – Designation of the Rights, Powers, Privileges, Restrictions, Qualifications and Limitations of the LTIP Units
Exhibit F – Designation of the Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations as to Distributions, Qualifications and Terms and Conditions of Redemption of the 8.125% Series A Cumulative Redeemable Preferred Units

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FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GPT PROPERTY TRUST LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 31, 2014 is made by Gramercy Property Trust Inc., a Maryland corporation, as the General Partner of and a Limited Partner in the Partnership and each of the other persons listed on the signature pages hereto, for the purpose of amending and restating the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 19, 2006 by and among the General Partner, SL Green Operating Partnership, LP., GKK Manager LLC, and certain other Persons (as defined below) (as so amended from time to time prior to the date hereof, the “Third Amended and Restated Partnership Agreement”).

WHEREAS, the Partnership desires to modify the Third Amended and Restated Partnership Agreement to incorporate the provisions of the First Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of April 18, 2007, the Second Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of October 27, 2008, and the Third Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of August 7, 2013.

WHEREAS, the Partnership desires to remove the Class B Units and all references thereto, and to rename the “Class C Preferred Units” as the “8.125% Series A Cumulative Redeemable Preferred Units”.

WHEREAS, pursuant to Section 14.01.B the General Partner is hereby amending and restating the Third Amended and Restated Partnership Agreement to reflect the desired changes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Third Amended and Restated Partnership Agreement as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement

“8.125% Series A Cumulative Redeemable Preferred Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit F hereto.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.02 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereto.

“Adjustment Date” has the meaning set forth in Section 4.02.B hereof.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

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“Articles of Incorporation” means the Articles of Incorporation or other organizational document governing the General Partner, as amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.05 hereof.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B hereto and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereto.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.01 or 4.02 hereof.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereto, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State on April 21, 2004, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Unit” means Class A Units of the Partnership.

“Class A Unit Economic Balance” has the meaning set forth in Section 6.01.D hereof.

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“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.02 hereof.

“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereto, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereto, but shall be deemed an Adjusted Property for such purposes.

“Conversion Factor” means 1.0; provided that in the event that the General Partner Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided, further that in the event that an entity shall cease to be the General Partner Entity (the “Predecessor Entity”) and another entity shall become the General Partner Entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one share of the Predecessor Entity, determined as of the time immediately prior to when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity determined as of that same date. For purposes of the second proviso in the preceding sentence, in the event that any stockholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares). Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for the event giving rise thereto; it being intended that (x) adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

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“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Economic Capital Account Balance” has the meaning set forth in Section 6.01.D hereof.

“Effective Date” means the date of the closing of the General Partner’s initial public offering.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funding Debt” means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“Funds From Operations” means net income available to holders of Partnership Units (other than preferred Partnership Units, if any, issued from time to time) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

“General Partner” means Gramercy Property Trust Inc., a Maryland corporation, or its successors as general partner of the Partnership.

“General Partner Entity” means the General Partner, provided, however, that if (i) the shares of common stock (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the shares of common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the shares of common stock (or other comparable equity interests) of the General Partner are Publicly Traded, the term “General Partner Entity” shall refer to such entity whose shares of common stock (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “General Partner Entity” shall mean the General Partner.

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“General Partner Payment” has the meaning set forth in Section 15.14 hereof.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of its status as (A) the General Partner, (B) a Limited Partner or (C) a director or officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

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“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partner Interest of a Limited Partner in the Partner representing a fractional part of the Partner Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partner Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.01 hereof.

“Liquidator” has the meaning set forth in Section 13.02.A hereof.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit E hereto.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereto, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereto, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock (or other comparable equity interest) of the General Partner, excluding grants under any Stock Option Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C hereto if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

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“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D attached hereto.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto.

“Partnership Interest” means a Limited Partner Interest or the General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner either (i) for distributions pursuant to Section 5.01 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its stockholders of some or all of its portion of such distribution received by the General Partner if the shares of common stock (or comparable equity interests) of the General Partner Entity are Publicly Traded, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.02 hereof.

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“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.01 and 4.02 hereof, and includes Class A Units, 8.125% Series A Cumulative Redeemable Preferred Units, LTIP Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units are set forth in Exhibit A hereto, as such Exhibit may be amended and restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such exhibit may be amended and restated from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests.

“Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning in Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.06.A hereof.

“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the General Partner in its sole and absolute discretion; provided that in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Partner shall have no right, without the General Partner’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

“Redemption Right” has the meaning set forth in Section 8.06.A hereof.

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“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.01.A hereof.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C hereto to eliminate Book-Tax Disparities.

“Safe Harbor” has the meaning set forth in Section 11.06.F hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereto, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

“Share” means a share of capital stock (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Articles of Incorporation (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). In the event that there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term “Shares” refers to shares of common stock (or other comparable equity interest) of the General Partner Entity.

“Shares Amount” means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided that, in the event the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount for any Partnership Units outstanding prior to the issuance of such rights shall also include such rights that a holder of that number of Shares would be entitled to receive.

“Specially Distributed Assets” has the meaning set forth in Section 7.05.A hereof.

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“Specified Redemption Date” means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.

“Stock Option Plan” means any stock incentive plan of the General Partner, the Partnership or any Affiliate of the Partnership or the General Partner.

“Stockholders Equity” means the aggregate gross proceeds from all sales of Partnership Units (other than preferred Partnership Units, if any, issued from time to time).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

“Termination Transaction” has the meaning set forth in Section 11.02.B hereof.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereto) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereto) as of such date.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

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“Value” means, with respect to any outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. In the event that the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.06) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each Partnership, limited liability company, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property). In connection with determining the value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering price per share of such class of the capital stock (or other comparable equity interest) sold.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01.         Organization

The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.02.         Name

The name of the Partnership is GPT Property Trust LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

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Section 2.03.         Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware shall be located at 9 East Loockerman Street, Suite #1B in the City of Dover, County of Kent, Delaware 19901 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be National Registered Agents, Inc. The principal office of the Partnership shall be 521 Fifth Avenue, 30th Floor, New York, New York, 10175 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.04.         Term

The term of the Partnership commenced on April 21, 2004, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until December 31, 2103, unless it is dissolved sooner pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.01.         Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity at all times to be classified as a REIT, unless the General Partner ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of the General Partner Entity as a REIT inures to the benefit of all the Partners and not solely the General Partner or its Affiliates.

Section 3.02.         Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity to continue to qualify as a REIT, (ii) could subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

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Section 3.03.         Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.01 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 above.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ISSUANCES

OF PARTNERSHIP INTERESTS

Section 4.01.         Capital Contributions of the Partners

A.           Capital Contributions. Prior to the date hereof, certain Partners made Capital Contributions to the Partnership. Exhibit A hereto reflects the Capital Contributions made by each Partner, the Partnership Units assigned to each Partner and the Percentage Interest in the Partnership represented by such Partnership Units. The Capital Accounts of the Partners and the Carrying Values of the Partnership’s Assets have been and will continue to be determined pursuant to Section 1.D of Exhibit B hereto to reflect the Capital Contributions made.

B.           General Partnership Interest. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partnership Interest. All other Partnership Units held by the General Partner shall be deemed to be Limited Partner Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.

C.           Capital Contributions By Merger. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereto.

D.           No Obligation to Make Additional Capital Contributions. Except as provided in Sections 7.05 and 10.05 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

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Section 4.02.         Issuances of Partnership Interests

A.           General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, that no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.02.A or (b) the Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.02.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.04, Section 6.02 and Section 8.06 hereof) as it deems necessary to reflect the issuance of such additional Partnership Interests.

B.           Percentage Interest Adjustments in the Case of Capital Contributions for Class A Units. Upon the acceptance of additional Capital Contributions in exchange for Class A Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) value of the Partnership Interests for all outstanding Class A Units (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an “Adjustment Date”)) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Class A Units. The Percentage Interest of each other Partner holding Class A Units not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Class A Units as of such Adjustment Date and the denominator of which is equal to the sum of (i) the value of the outstanding Class A Units (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Class A Units. For purposes of calculating a Partner’s Percentage Interest of Class A Units pursuant to this Section 4.02.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Class A Units issued pursuant to Section 7.05.E hereof, an amount equal to the difference between the Value of the Shares sold pursuant to any Stock Option Plan and the net proceeds of such sale.

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C.           Classes of Partnership Units. Subject to Section 4.02.A above, the Partnership shall have the following classes of Partnership Units: (i) “Class A Units”; (ii) “LTIP Units”; and (iii) “8.125% Series A Cumulative Redeemable Preferred Units”. Class A Units may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration.

D.           Issuance of LTIP Units. From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership. LTIP Units shall have the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit E hereto. LTIP Units are intended to qualify as profits interests in the Partnership and for the avoidance of doubt, the provisions of Section 4.04 shall not apply to the issuance of LTIP Units.

E.           8.125% Series A Cumulative Redeemable Preferred Units. The 8.125% Series A Cumulative Redeemable Preferred Units shall have the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit F attached hereto and made part hereof.

Section 4.03.         No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.04.         Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.05.         No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

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ARTICLE V

DISTRIBUTIONS

Section 5.01.         Requirement and Characterization of Distributions

A.           General. Except as otherwise provided herein, the General Partner shall make distributions at such times and in such amounts as it may determine. Such distributions shall be made to the Partners who are Partners on the Partnership Record Date for such distribution. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution relating to such period with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity as a REIT, to make distributions (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property by a Limited Partner under Section 707 Code or the Regulations thereunder; provided that, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated, and (b) to the General Partner in an amount sufficient to enable the General Partner Entity to pay stockholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”) and (2) avoid any federal income or excise tax liability for the General Partner Entity.

B.           Method. Distributions shall be made (i) first, to each holder of a Partnership Interest that is entitled to any preference in distribution, in accordance with the rights of any such class of Partnership Interests, and (ii) thereafter, to the holders of Class A Units and each other class of Partnership Interests ranking in parity to the Class A Units (including, without limitation, the LTIP Units if and to the extent they are then entitled to participate in such distributions pursuant to Section 2 of Exhibit E hereto), in proportion to the relative Percentage Interests of each such class of Partnership Interests. All distributions within a class of Partnership Units shall be pro rata in proportion to the respective Percentage Interests on the applicable Partnership Record Date.

Section 5.02.         Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.05 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.01 above for all purposes under this Agreement.

Section 5.03.         Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.02 hereof.

Section 5.04.         Revisions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests. Such revisions shall not require the consent or approval of any other Partner.

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ARTICLE VI

ALLOCATIONS

Section 6.01.         Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.           Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner, on a cumulative basis, pursuant to the last sentence of Section 6.01.B below exceed Net Income previously allocated to the General Partner, on a cumulative basis, pursuant to this clause (i) of Section 6.01.A, (ii) second, to Holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (ii), Net Income equal to the sum of the amount of distributions theretofore received (or to be received with respect to the fiscal year of the Partnership in which such Net Income accrues) with respect to such Partnership Interests pursuant to clause (i) of Section 5.01.B hereof and the amount of any prior allocations of Net Losses to such class of Partnership Interests pursuant to Section 6.01.B.(i) below (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made) and (iii) third, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made).

B.           Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Losses shall be allocated (i) first, to the Holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests to the extent that any prior allocations of Net Income to such class of Partnership Interests pursuant to Section 6.01.A(ii) above exceed, on a cumulative basis, distributions theretofore received (or to be received with respect to the fiscal year of the Partnership in which such Net Income accrues) with respect to such Partnership Interests pursuant to clause (i) of Section 5.01.B hereof (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made) and (ii) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made); provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.01.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.01.B shall be allocated to the General Partner.

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C.           Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

D.           Special Allocations. With respect to LTIP Units, after giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.01.A and 6.01.B above, but subject to the prior allocation of income and gain under clauses 6.01.A (i) and (ii) above, any Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.01.A and 6.01.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.01.D, Net Income allocable under clause 6.01.A(iii) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B to this Agreement. Similarly, “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the holders of LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.01.D, divided by (ii) the number of the General Partner’s Class A Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.01.D. The parties agree that the intent of this Section 6.01.D is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s Class A Units (on a per-unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.

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Section 6.02.         Revisions to Allocations to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and Exhibit A as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.01.         Management

A.           Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause; provided, however, that if the Shares (or comparable equity securities) of the General Partner Entity are not Publicly Traded, the General Partner may be removed with cause with the Consent of the Limited Partners. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.06 and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purposes set forth in Section 3.01 hereof, including, without limitation:

(1)         the making of any expenditures, the lending or borrowing of money or will permit the General Partner Entity (as long as the General Partner Entity qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the General Partner Entity to maintain REIT status, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the Partnership;

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(2)         the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)         the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper;

(4)         the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(5)         the negotiation, execution, delivery and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors, and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(6)         the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partners or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

(7)         the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)         the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

(9)         the collection and receipt of revenues and income of the Partnership;

(10)       the selection, designation of powers, authority and duties and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

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(11)        the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(12)        the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property, or the making of loans, to its Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such Persons); provided that, as long as the General Partner has determined to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT);

(13)        the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14)        the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

(15)        the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

(16)        the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(17)        the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

(18)        the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

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(19)        the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.06 hereof; and

(20)        the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.

B.           No Approval by Limited Partners. Except as provided in Section 7.11 below, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.           Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

D.           Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership pursuant to Section 13.02 hereof.

E.           No Obligations to Consider Tax Consequences of Limited Partners.

In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

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Section 7.02.         Certificate of Limited Partnership

The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.05.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

Section 7.03.         Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.04.         Reimbursement of the General Partner

A.           No Compensation. Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

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B.           Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership such as auditing expenses and filing fees); provided that, the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.05.A below and (ii) any amount derived by the General Partner from any investments permitted in Section 7.05.A below; and, provided further that the General Partner shall not be reimbursed for (i) income tax liabilities or (ii) filing or similar fees in connection with maintaining the General Partner’s continued corporate existence that are incurred by the General Partner. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.03 hereof and as a result of indemnification pursuant to Section 7.07 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.           Partnership and Other Interests Issuance and Repurchase Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance or repurchase of additional Partnership Interests, Shares, Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

D.           Reimbursement not a Distribution. If and to the extent any reimbursement made pursuant to this Section 7.04 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall be treated as a distribution to the General Partner and there shall be a corresponding special allocation of gross income to the General Partner, for purposes of computing the Partners’ Capital Accounts.

Section 7.05.         Outside Activities of the General Partner

A.           General. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that the General Partner may, if it determines such action to be in the best interests of the REIT or the Partnership, elect to cause some or all of the assets of the Partnership (including cash expected to be utilized to purchase assets that will be so held) to be distributed to and held directly by the General Partner (the “Specially Distributed Assets”). Concurrently with any such distribution, the General Partner shall (i) amend Section 5.01 of this Agreement so as to provide that, from and after the date of such distribution, each Partner other than the General Partner will receive the same distributions that it would have received had the Specially Distributed Assets been held by the Partnership rather than directly by the General Partner (and a corresponding adjustment shall be made to the distributions to be made to the General Partner); and (ii) make such further amendments to this Agreement (including, without limitation, to the income and loss allocation provisions of Section 6.01 hereof) as may be necessary or appropriate to effect the intention of the parties that the Partners be placed, as nearly as possible, in the same position they would have been in had such Specially Distributed Assets been held by the Partnership rather than directly by the General Partner; provided, however, that the General Partner shall in no event be required to make contributions to the Partnership to fund distributions to the other Partners.

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B.           Repurchase of Shares. In the event the General Partner exercises its rights under the Articles of Incorporation to purchase Shares or otherwise elects to purchase from its stockholders Shares in connection with a stock repurchase or similar program or for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment or stock purchase program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, then the General Partner shall cause the Partnership to purchase from the General Partner that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.

C.           Forfeiture of Shares. In the event the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class equal to the number of Shares so acquired divided by the Conversion Factor, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

D.           Issuances of Shares. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.06 hereof or pursuant to a dividend or distribution (including any stock split) of Shares to all of its stockholders), other equity securities of the General Partner or New Securities unless (i) the General Partner shall cause, pursuant to Section 4.02.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or securities of the Partnership having designations, preferences and other rights, all such that the economic interests arc substantially the same as those of such additional Shares, other equity securities or New Securities, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities or New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities or New Securities, as the case maybe, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.02.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a stock purchase plan providing for purchases of Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee stock options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

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E.           Stock Option Plan. If at any time or from time to time, the General Partner sells Shares pursuant to any Stock Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

F.           Funding Debt. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities, subject to the condition that the General Partner lends to the Partnership the net proceeds of such Funding Debt; provided, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner’s ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

Section 7.06.         Transactions with Affiliates

A.           Transactions with Certain Affiliates. Except as expressly permitted by this Agreement (other than Section 7.01.A hereof which shall not be considered authority for a transaction that otherwise would be prohibited by this Section 7.06.A), the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership or the General Partner or the General Partner Entity that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

B.           Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.

C.           Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

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Section 7.07.         Indemnification

A.           General. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the Indemnitee and relating to the Partnership or the General Partner or the formation or operations of, or the ownership of property by, either of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligations for any indebtedness or other obligations or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.07 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.07.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07.

B.           Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07.B has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.           No Limitation of Rights. The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.           Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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E.           Benefit Plan Fiduciary. For purposes of this Section 7.07, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.07 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F.           No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.           Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.           Benefit. The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership’s liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.           Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.07 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.08.         Liability of the General Partner

A.           General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistaken of fact or law or of any act or omission if the General Partner or its directors and officers acted in good faith.

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B.           No Obligation to Consider Separate Interests of Limited Partners or Stockholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees or to such stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. An the event of a conflict between the interests of the stockholders of the General Partner Entity on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner Entity or the Limited Partners; provided, however, that for so long as the General Partner Entity, directly, or the General Partner, owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner Entity or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

C.           Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.01.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.

D.           Effect of Amendment. Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.           Certain Definitions. Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.

Section 7.09.         Other Matters Concerning the General Partner

A.           Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

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B.           Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.           Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.           Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity to continue to qualify as a REIT or (ii) to allow the General Partner Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10.         Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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Section 7.11.         Restrictions on General Partner’s Authority

A.           Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partner Interests as may be specifically provided for under a provision of this Agreement or the Act.

B.           Sale of All Assets of the Partnership. Except as provided in Article XIII hereof, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons) (i) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under Section 11.02.B hereof, without the Consent of the Partners holding a majority of Percentage Interests (including the effect of any Partnership Units held by the General Partner) or (ii) otherwise, without the Consent of the Limited Partners.

Section 7.12.         Loans by Third Parties

The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property or other assets) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.01.         Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.05 hereof, or under the Act.

Section 8.02.         Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

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Section 8.03.         Outside Activities of Limited Partners

Subject to Section 7.05 hereof, and subject to any agreements entered into pursuant to Section 7.06.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.04.         Return of Capital

Except pursuant to the right of redemption set forth in Section 8.06 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.02.A hereof) or, except to the extent provided by Exhibit C hereto or as permitted by Sections 4.02.A, 5.01.B, 6.01.A (ii) and 6.01.B(i) hereof or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.05.         Rights of Limited Partners Relating to the Partnership

A.           General. In addition to other rights provided by this Agreement or by the Act, and except as limited by 8.05.D below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(1)         to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner Entity pursuant to the Exchange Act;

(2)         to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year,

(3)         to obtain a current list of the name and last known business, residence or mailing address of each Partner,

(4)         to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

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(5)         to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B.           Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

C.           Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distributions of cash or property to its stockholders or effect a merger (including without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine stockholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) Business Days before consummation of such merger, sale or other extraordinary transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

D.           Confidentiality. Notwithstanding any other provision of this Section 8.05, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.06.         Class A Redemption Right

A.           General. (i) Subject to Section 8.06.C below, on or after the date two (2) years after the issuance of a Class A Unit to a Limited Partner pursuant to Article IV hereof, the holder of a Class A Unit (if other than the General Partner or the General Partner Entity) shall have the right (the “Redemption Right”) to require the Partnership to redeem such Class A Unit on a Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Class A Units or, if such Redeeming Partner holds less than one thousand (1,000) Class A Units, for less than all of the Class A Units held by such Redeeming Partner.

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(ii)         The Redeeming Partner shall have no right with respect to any Class A Units so redeemed to receive any distributions paid after the Specified Redemption Date.

(iii)        The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.06 and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

(iv)        Notwithstanding the foregoing, the Redemption Right shall not be exercisable with respect to any Class A Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if the Redemption Right is exercised by a LTIP Unit holder in connection with a transaction that falls within the definition of a “change of control” under the agreement or agreements pursuant to which the LTIP Units were issued to him or her and provided further that the two (2) year requirement set forth in the first sentence of Section 8.06.A(i) shall not apply with respect to Class A Units issued upon conversion of LTIP Units.

B.           General Partner Assumption of Right. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Articles of Incorporation), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form of Shares shall be in Shares registered under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded, and provided, further that, in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Class A Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.06.B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner’s Partnership Units to the General Partner. Nothing contained in this Section 8.06.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.06.A above.

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(ii)         In the event that the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner’s Partnership Units shall be the applicable Shares Amount. In the event this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

(iii)        Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

C.           Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.06.A and 8.06.B above, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.06.A above if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Articles of Incorporation or (ii) as long as the Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

D.           No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

E.           Additional Partnership Interests. In the event that the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such amendments to this Section 8.06 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

Section 8.07.         Redemption of 8.125% Series A Cumulative Redeemable Preferred Units.

Holders of 8.125% Series A Cumulative Redeemable Preferred Units shall not be entitled to the Redemption Right provided for in Section 8.06.A of this Agreement.

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ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.01.         Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.03 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.02.         Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.03.         Reports

A.           Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

B.           Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE X

TAX MATTERS

Section 10.01.         Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

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Section 10.02.         Tax Elections

A.           Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, an election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

B.           To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

Section 10.03.         Tax Matters Partner

A.           General. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

B.           Powers. The tax matters partner is authorized, but not required:

(1)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

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(2)         in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)         to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)         to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)         to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)         to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.07 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C.           Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder.

Section 10.04.         Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

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Section 10.05.         Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.05. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.05 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.01.         Transfer

A.           Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner), acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.06 hereof or otherwise or any conversion of LTIP Units into Class A Units. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

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B.           General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.02.         Transfers of Partnership Interests of General Partner

A.           Except for transfers of Partnership Units to the Partnership as provided in Section 7.05 or Section 8.06 hereof, the General Partner may not transfer any of its Partnership Interest except (i) in connection with a transaction described in Section 11.02.B below (ii) to a wholly-owned Subsidiary or (iii) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction described in Section 11.02.B below.

B.           The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (“Termination Transaction”), unless the Termination Transaction has been approved by the Consent of the Partners holding a majority or more of the then outstanding Percentage Interests (including the effect of any Partnership Units held by the General Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Partnership Unit that was issued pursuant to Section 4.02.A hereof in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Section 11.03.         Limited Partners’ Rights to Transfer

A.           General. A Limited Partner may not transfer any of such Limited Partner’s rights as a Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion.

B.           Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

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C.           No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

D.           No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.06 hereof) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.02 hereof), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or would subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

E.           No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership, or to any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership, whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion; provided that, as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units transferred or in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

F.           Transfer Register. The General Partner shall keep a register for the Partnership on which the transfer, pledge or release of Partnership Units shall be shown and pursuant to which entries shall be made to effect all transfers, pledges or releases as required by Sections 8-207,8-313(1) and 8-321 of the Uniform Commercial Code, as amended, in effect in the States of New York and Delaware; provided, however, that if there is any conflict between such requirements, the provisions of the Delaware Uniform Commercial Code shall govern. The General Partner shall (i) place proper entries in such register clearly showing each transfer and each pledge and grant of security interest and the transfer and assignment pursuant thereto, such entries to be endorsed by the General Partner and (ii) maintain the register and make the register available for inspection by all of the Partners and their pledgees at all times during the term of this Agreement. Nothing herein shall be deemed a consent to any pledge or transfer otherwise prohibited under this Agreement.

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Section 11.04.         Substituted Limited Partners

A.           Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.04 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner; provided that a transfer which does not require consent of the General Partner under Section 11.03.A shall not require the General Partner’s consent under this section.

B.           Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11 hereof and such other documents or instruments as may be required to effect the admission).

C.           Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

Section 11.05.         Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.03 above as a Substituted Limited Partner, as described in Section 11.04 above, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.06 hereof but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

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Section 11.06.         General Provisions

A.           Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.06 hereof.

B.           Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.06 hereof shall cease to be a Limited Partner.

C.           Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.           Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.06 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

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E.           Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.06 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest except as permitted by Section 11.03.A; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.02 hereof); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.02 hereof); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) without the consent of the General Partner, to any “benefit plan investor” within the meaning of Department of Labor Regulations Section 2510.3-101(f); (viii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2570.3-101; (ix) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (xi) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement. Income Security Act of 1974, each as amended; (xii) if such transfer could adversely affect the ability of the General Partner Entity to remain qualified as a REIT; or (xiii) if in the opinion of legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code.

F.           Avoidance of “Publicly Traded Partnership” Status. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable” on a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code (the “Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.

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ARTICLE XII

ADMISSION OF PARTNERS

Section 12.01.         Admission of Successor General Partner

A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.02 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner’s executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.02.         Admission of Additional Limited Partners

A.           General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including, without limitation, pursuant to Section 401.C hereof, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

B.           Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

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Section 12.03.         Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.01.         Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i)          the expiration of its term as provided in Section 2.04 hereof;

(ii)         an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

(iii)        an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, on or after January 1, 2054;

(iv)        entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

(v)         a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

As used herein, a “majority in interest” shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

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Section 13.02.         Winding Up

A.           General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is in consistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(1)         First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)         Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners; and

(3)         The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B.           Deferred Liquidation. Notwithstanding the provisions of Section 13.02.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

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Section 13.03.         Compliance with Timing Requirements of Regulations

Subject to Section 13.04 below, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

Section 13.04.         Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

Section 13.05.         Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

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Section 13.06.         Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.01 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.07.         Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.02 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.08.         Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.09.         Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.10.         Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

ARTICLE XIV

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.01.         Amendments

A.           General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.01.B below), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as provided in Section 14.01.B, 14.01.C or 14.01.D below, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner).

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B.           Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.01.A or Section 14.01.C hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)         to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)         to reflect the admission, substitution, termination or withdrawal of any Partner in accordance with this Agreement;

(3)         to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV hereof;

(4)         to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement or as may be expressly provided by any other provisions of this Agreement;

(5)         to adjust the terms hereof to reflect any Specially Distributed Property, as contemplated in Section 7.05.A hereof; and

(6)         to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

The General Partner shall notify the Limited Partners when any action under this Section 14.01.B is taken in the next regular communication to the Limited Partners.

C.           Amendments Requiring Limited Partner Approval (Excluding General Partner). Notwithstanding Section 14.01.A above, without the Consent of the Limited Partners (not including Limited Partner Interests held by the General Partner), the General Partner shall not amend Section 4.02.A, Section 7.01.A (second sentence only), Section 7.05, Section 7.06, Section 7.08, Section 11.02, Section 13.01, this Section 14.01.C or Section 14.02.

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D.           Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding anything in this Section 14.01 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest, (ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V, Article VI, or Section 13.02.A(3) (except as permitted pursuant to Sections 4.02, 5.04, 6.02 and 14.01.B(3)), (v) amend Section 8.06 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.06.E); or (vi) amend this Section 14.01D. Moreover, this Agreement may be amended by the General Partner to provide that certain Limited Partners have the obligation, upon liquidation of their interests in the Partnership (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)), to restore to the Partnership the amounts of their negative Capital Account balances, if any, for the benefit of creditors of the Partnership or Partners with positive Capital Account balances or both, together with any necessary corresponding amendments (including corresponding amendments to Sections 6.01.A, 6.01.B and Exhibit C), with the consent of only such Limited Partners and of any other Limited Partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment.

E.           Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.01.A(20) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

Section 14.02.         Meetings of the Partners

A.           General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The notice of meeting shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.01.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partner Interests held by the General Partner) shall control.

B.           Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

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C.           Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. Such revocation to be effective upon the Partnership’s receipt of notice thereof in writing.

D.           Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE XV

GENERAL PROVISIONS

Section 15.01.         Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto or such other address as the Partners shall notify the General Partner in writing.

Section 15.02.         Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.03.         Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04.         Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.05.         Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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Section 15.06.         Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.07.         Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.08.         Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (other than the existing Partners who will become bound by this Agreement upon its execution by the General Partner).

Section 15.09.         Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10.         Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11.         Power of Attorney

A.           General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

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(1)         execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)         execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary; in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval; agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B.           Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 15.12.         Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

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Section 15.13.         No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as stockholders of the General Partner Entity, including, without limitation, any right to receive dividends or other distributions made to stockholders of the General Partner Entity or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors of the General Partner Entity or any other matter.

Section 15.14.         Limitation to Preserve REIT Status

To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.04 or Section 7.07 hereof would constitute gross income to the General Partner Entity for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

(i)          an amount equal to the excess, if any, of (a) 4.20% of the General Partner Entity’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner Entity from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

(ii)         an amount equal to the excess, if any of (a) 25% of the General Partner Entity’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner Entity from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner Entity, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner Entity’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided, further, that (i) as General Partner Payments are made, such payments shall be applied first to carryover amounts outstanding, if any, and (ii) with respect to carryover amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Edward J. Matey Jr.
Name: Edward J. Matey Jr.
Title: Executive Vice President

EXHIBIT A

PARTNERS AND PARTNERSHIP INTERESTS

Revised as of 7/31/14

Percentage Interests
Class A Units

Limited Partner Interest Holder
Gramercy Property Trust Inc. (f/k/a Gramercy	99%
Capital Corp.)

General Partner Interest Holder
Gramercy Property Trust Inc. (f/k/a Gramercy	1%
Capital Corp.)

8.125% Series A Cumulative Redeemable Preferred Units

Limited Partner Interest Holder
Gramercy Property Trust Inc. (f/k/a Gramercy	99%
Capital Corp.)

General Partner Interest Holder
Gramercy Property Trust Inc. (f/k/a Gramercy	1%
Capital Corp.)

LTIP Units

None	N/A *

*Note: LTIP Units with a maximum aggregate value equal to $24,000,000 have been reserved for certain executive officers of Gramercy Property Trust Inc. (“GPT”) pursuant to GPT’s 2012 Long-Term Outperformance Plan, subject to the achievement of performance-based vesting hurdles as set forth in the plan. As 7/31/14, no LTIP Units had been earned, vested or deemed issued under the plan.

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1.           Capital Accounts of the Partners

A.           The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.01 of the Agreement and Exhibit C to the Agreement, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.01 of the Agreement and Exhibit C to the Agreement.

B.           For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)         Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-l(b)(2)(iv)(m)(4).

(2)         The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)         Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

B-1

(4)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)         In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)         Any items specially allocated under Section 2 of Exhibit C to the Agreement shall not be taken into account.

C.           Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor, including where the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, in which case the Capital Account of the transferee and the Capital Accounts of the other holders of Partnership Units in the terminated Partnership shall carry over to the new Partnership that is formed, for federal income tax purposes, as a result of the termination. In such event, the Carrying Values of the Partnership properties in the reconstituted Partnership shall remain the same as they were in the terminated Partnership and the Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

D.           (1)         Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.01 of the Agreement.

(2)         Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a partner; (c) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (d) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (except for a liquidation resulting from the termination of the Partnership under Section 708(b)(1)(B) of the Code), provided however that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3)         In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind (other than in connection with the termination of the Partnership under Section 708(b)(1)(B) of the Code) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

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(4)         In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E.           The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations Section 1.704-1(b).

2.          No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.          No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

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EXHIBIT C

SPECIAL ALLOCATION RULES

1.            Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A.           Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.01 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and, for purposes of this Section 1.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.01 of the Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

B.           Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.01 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.01 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

C.           Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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D.           Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E.           Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the holders of Class A Units in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

F.           Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G.          Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H.           Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

2.           Allocations for Tax Purposes

A.           Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.01 of the Agreement and Section 1 of this Exhibit C.

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B.           In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(a)           In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b)          Any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.01 of the Agreement and Section 1 of this Exhibit C.

(c)        In the case of an Adjusted Property, such items shall

(i)          first, be allocated among the Partners in a manner consistent with the principles of Section 704 (c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B to the Agreement;

(ii)         second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(d) of this Exhibit C; and

(d)          Any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.01 of the Agreement and Section 1 of this Exhibit C.

C.           To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

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EXHIBIT D

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) tenders for redemption Partnership Units in GPT Property Trust LP in accordance with the terms of the Agreement of Limited Partnership of GPT Property Trust LP, as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated: Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

If Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

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EXHIBIT E

GPT PROPERTY TRUST LP

DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,

RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS

OF THE LTIP UNITS

The following are the terms of the LTIP Units:

1.           Vesting.

A.           Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units are entitled to transfer their Class A Units pursuant to Article XI of the Agreement.

B.           Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.01.D of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

C.           Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

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2.           Distributions.

A.           LTIP Distribution Amount. Commencing from the Distribution Participation Date (as defined below) established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period (or, if applicable, for that portion of the quarterly or other period that begins on the Distribution Participation Date) (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Units which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Class A Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Units.

B.           Distribution Participation Date. The “Distribution Participation Date” for each LTIP Unit will be either (i) with respect to LTIP Units granted pursuant to the General Partner’s 2012 Long-Term Outperformance Plan (the “2012 Outperformance Plan”), the applicable Valuation Date (as defined in the Vesting Agreement of each Person granted LTIP Units under the 2012 Outperformance Plan) or (ii) with respect to other LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued.

3.            Allocations.

Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Class A Unit. The allocations provided by the preceding sentence shall be subject to the proviso to the first sentence of Section 6.01.B of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to such ratio as computed for the Class A Units held by the General Partner.

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4.            Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the Capital Account Limitation (as defined in Section 7.C of this Exhibit E), the special allocations pursuant to Section 6.01.D of the Partnership Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and Class A Units prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and Class A Units pursuant to Section 13.02 of the Partnership Agreement or Section 2.A of this Exhibit E in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the Class A Units due to insufficient special allocations pursuant to Section 6.01.D of the Partnership Agreement or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between Class A Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Class A Units in Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Class A Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

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5.            Ranking.

The LTIP Units shall rank on parity with the Class A Units in all respects, subject to the proviso in the first sentence of Section 4 of this Exhibit E.

6.            No Liquidation Preference.

The LTIP Units shall have no liquidation preference.

7.            Right to Convert LTIP Units into Class A Units.

A.           Conversion Right. A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Class A Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Class A Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Class A Units. In all cases, the conversion of any LTIP Units into Class A Units shall be subject to the conditions and procedures set forth in this Section 7.

B.           Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

C.           Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A to this Exhibit E to the Partnership not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.06 of the Agreement relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Class A Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Class A Units under Section 8.06 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Class A Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

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D.           Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit E to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.01 of the Agreement.

E.           Conversion Procedures. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Class A Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.           Treatment of Capital Account. For purposes of making future allocations under Section 6.01.D of the Agreement and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted multiplied by the Class A Unit Economic Balance.

G.           Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

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In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Class A Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Class A Units, assuming such holder of Class A Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Class A Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such holder of Class A Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Class A Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.           Redemption at the Option of the Partnership.

LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

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9.            Voting Rights.

A.           Voting with Class A Units. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Class A Units; holders of LTIP Units and Class A Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the Class A Units.

B.           Special Approval Rights. In addition to, and not in limitation of, the provisions of Section 9.A above (and notwithstanding anything appearing to be contrary in the Agreement), the General Partner and/or the Partnership shall not, without the affirmative consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding LTIP Units, given in person or by proxy, either in writing or at a meeting, take any action that would materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; but subject in any event to the following provisions: (i) no consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would similarly alter, change, modify or amend the rights, powers or privileges of the Class A Units; (ii) with respect to the occurrence of any merger, consolidation or other business combination or reorganization, so long as the LTIP Units either (x) are all converted into Class A Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Class A Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), the occurrence of any such event shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Class A Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this section will be the consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of any Class A Units or of any class of series of common or preferred units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Class A Units or (y) does require such consent and is authorized by a vote of the holders of Class A Units; and LTIP Units voting together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

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Attachment A to Exhibit E

Notice of Election by Partner to Convert

LTIP Units into Class A Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in GPT Property Trust LP (the “Partnership”) set forth below into Class A Units in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:___________________________________________________________________

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: __________________________________________________

Conversion Date:___________________________________________________________________

_________________________________________________________________________________

(Signature of Holder: Sign Exact Name as Registered with Partnership)

_________________________________________________________________________________

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Attachment B to Exhibit E

Notice of Election by Partnership to Force Conversion

of LTIP Units into Class A Units

GPT Property Trust LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Class A Units in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:_____________________________________________________________

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: ___________________________________________

Conversion Date:____________________________________________________________

EXHIBIT F

DESIGNATION OF THE PREFERENCES, CONVERSION

AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,

LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS

AND CONDITIONS OF REDEMPTION

OF THE

8.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

1.            Definitions.

In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit F:

“Annual Distribution Rate” shall have the meaning set forth in 2(B)(i) hereof.

“Board of Directors” shall mean the Board of Directors of the General Partner or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

“change of control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the General Partner; (ii) the date the General Partner sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the General Partner with another entity where stockholders of the General Partner immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange.

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“8.125% Series A Cumulative Redeemable Preferred Units” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Stock. The 8.125% Series A Cumulative Redeemable Preferred Units are Partnership Units. The 8.125% Series A Cumulative Redeemable Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit F. It is the intention of the General Partner, in establishing the 8.125% Series A Cumulative Redeemable Preferred Units that each 8.125% Series A Cumulative Redeemable Preferred Unit shall be substantially the economic equivalent of a share of Series A Preferred Stock.

“Common Stock” shall mean the common stock, of the General Partner, par value $.001 per share.

“Distribution Payment Date” shall mean April 15, July 15, October 15 and January 15, of each year, commencing on or about July 15, 2007; provided, however, that if any Distribution Payment Date falls on any day other than a Unit Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Unit Business Day immediately following such Distribution Payment Date.

“Distribution Periods” shall mean quarterly distribution periods commencing on, and including, April 15, July 15, October 15 and January 15 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period with respect to each 8.125% Series A Cumulative Redeemable Preferred Unit, which, (i) for 8.125% Series A Cumulative Redeemable Preferred Units issued prior to July 15, 2007, shall commence on, but exclude, the date of original issue by the Partnership of any 8.125% Series A Cumulative Redeemable Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period; and (ii) for 8.125% Series A Cumulative Redeemable Preferred Units issued on or after July 15, 2007, shall commence on the Distribution Payment Date with respect to which distributions were actually paid on 8.125% Series A Cumulative Redeemable Preferred Units that were outstanding immediately preceding the issuance of such 8.125% Series A Cumulative Redeemable Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period).

“Dividend Payment Date” shall mean a dividend payment date with respect to the Series A Preferred Stock. “Dividend Periods” shall mean the quarterly dividend periods with respect to the Series A Preferred Stock.

“Series A Preferred Stock” means the 8.125% Series A Cumulative Redeemable Preferred Stock par value $.001 per share, liquidation preference $25.00 per share, issued by the General Partner.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the 8.125% Series A Cumulative Redeemable Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the 8.125% Series A Cumulative Redeemable Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

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“Unit Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“voting stock” shall mean stock of any class or kind of the General Partner having the power to vote generally in the election of directors.

2.            Terms of the 8.125% Series A Cumulative Redeemable Preferred Units.

A.           Number. As of the close of business on the date of the amendment pursuant to which this Exhibit F was adopted, the total number of 8.125% Series A Cumulative Redeemable Preferred Units that the Partnership is authorized to issue shall be 4,600,000 and the total number of 8.125% Series A Cumulative Redeemable Preferred Units issued and outstanding will be 4,600,000. The General Partner may issue additional 8.125% Series A Cumulative Redeemable Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the General Partner shall revise Exhibit A to the Agreement to reflect the total number of 8.125% Series A Cumulative Redeemable Preferred Units then issued and outstanding.

B.            Distributions

(i)          The General Partner, in its capacity as the holder of the then outstanding 8.125% Series A Cumulative Redeemable Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.03125 per 8.125% Series A Cumulative Redeemable Preferred Unit (the “Annual Distribution Rate”). Such distributions with respect to each 8.125% Series A Cumulative Redeemable Preferred Unit issued prior to July 15, 2007 shall be cumulative from, and including, the date of original issue by the Partnership of any 8.125% Series A Cumulative Redeemable Preferred Unit and with respect to 8.125% Series A Cumulative Redeemable Preferred Units issued on or after July 15, 2007 shall be cumulative from the Distribution Payment Date with respect to dividends that were actually paid on 8.125% Series A Cumulative Redeemable Preferred Units that were outstanding immediately preceding the issuance of such 8.125% Series A Cumulative Redeemable Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each 8.125% Series A Cumulative Redeemable Preferred Unit on the first Distribution Payment Date following the issuance of such 8.125% Series A Cumulative Redeemable Preferred Unit; provided that the amount per 8.125% Series A Cumulative Redeemable Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (ii) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date. If following a change of control, the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Annual Distribution Rate will be increased to $2.28125 per 8.125% Series A Cumulative Redeemable Preferred Unit and the General Partner as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units shall be entitled to receive, when, as and if declared by the General Partner out of assets legally available for that purpose, distributions payable in cash cumulative from, but excluding, the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased Annual Distribution Rate for as long as the Series A Preferred Stock is not so listed or quoted.

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(ii)         The amount of distributions payable for each full Distribution Period for the 8.125% Series A Cumulative Redeemable Preferred Units shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the 8.125% Series A Cumulative Redeemable Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The General Partner, in its capacity as the holder of the then outstanding 8.125% Series A Cumulative Redeemable Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the 8.125% Series A Cumulative Redeemable Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the 8.125% Series A Cumulative Redeemable Preferred Units that may be in arrears.

(iii)        So long as any 8.125% Series A Cumulative Redeemable Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the 8.125% Series A Cumulative Redeemable Preferred Units for all past Distribution Periods. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon 8.125% Series A Cumulative Redeemable Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the 8.125% Series A Cumulative Redeemable Preferred Units and such Parity Units.

(iv)        So long as any 8.125% Series A Cumulative Redeemable Preferred Units are outstanding and except in certain circumstances relating to the maintenance of the General Partner’s ability to qualify as a real estate investment trust, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under the Article VII of the Articles of Incorporation of the General Partner), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case the full cumulative distributions on all outstanding 8.125% Series A Cumulative Redeemable Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the 8.125% Series A Cumulative Redeemable Preferred Units and all past distribution periods with respect to such Parity Units.

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C.           Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, shall be entitled to receive, out of the Partnership’s assets legally available for that purpose, Twenty-Five Dollars ($25.00) per 8.125% Series A Cumulative Redeemable Preferred Unit (the “Liquidation Preference”) plus an amount per 8.125% Series A Cumulative Redeemable Preferred Unit equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of 8.125% Series A Cumulative Redeemable Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of 8.125% Series A Cumulative Redeemable Preferred Units, shall be insufficient to pay in full the Liquidation Preference and all accrued and unpaid distributions (whether or not earned or declared) and the liquidation preference and all accrued and unpaid distributions with respect to any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such 8.125% Series A Cumulative Redeemable Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such 8.125% Series A Cumulative Redeemable Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership’s or the General Partner’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or General Partner.

(ii)         Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the 8.125% Series A Cumulative Redeemable Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, as provided in this Section C, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, shall not be entitled to share therein.

F-5

D.           Redemption of the 8.125% Series A Cumulative Redeemable Preferred Units. (i) If at any time following a change of control, the Series A Preferred Stock is not listed on the New York Stock Exchange or American Stock Exchange, or quoted on NASDAQ, the General Partner will have the option to cause the Partnership to redeem the 8.125% Series A Cumulative Redeemable Preferred Units, in whole but not in part, within ninety (90) days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per 8.125% Series A Cumulative Redeemable Preferred Unit plus any accrued and unpaid distributions (whether or not declared) with respect to the 8.125% Series A Cumulative Redeemable Preferred Units to the Redemption Date.

(ii)         Except as set forth in paragraph (i) above or in connection with the redemption of the Series A Preferred Stock by the General Partner as permitted by the Articles of Incorporation of the General Partner, the 8.125% Series A Cumulative Redeemable Preferred Units shall not be redeemable prior to April 18, 2012. On and after April 18, 2012, the General Partner may, at its option, cause the Partnership to redeem the 8.125% Series A Cumulative Redeemable Preferred Units for cash, in whole or in part, as set forth herein, subject to the provisions described below.

(iii)        On and after April 18, 2012, the 8.125% Series A Cumulative Redeemable Preferred Units may be redeemed, in whole or in part, at the option of the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, at any time or from time to time, provided that the General Partner shall redeem an equivalent number of Series A Preferred Stock. Such redemption of 8.125% Series A Cumulative Redeemable Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series A Preferred Stock (the “Redemption Date”).

(iv)        Upon redemption of 8.125% Series A Cumulative Redeemable Preferred Units by the General Partner on the Redemption Date, each 8.125% Series A Cumulative Redeemable Preferred Unit so redeemed shall be converted into the right to receive Twenty-Five Dollars ($25.00) per 8.125% Series A Cumulative Redeemable Preferred Unit, plus any accrued and unpaid distributions with respect to the 8.125% Series A Cumulative Redeemable Preferred Units to the Redemption Date (the “Redemption Price”).

Upon any redemption of 8.125% Series A Cumulative Redeemable Preferred Units, the Partnership shall pay any accrued and unpaid distributions, in arrears (whether or not earned or declared), for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then the General Partner, in its capacity as the holder of 8.125% Series A Cumulative Redeemable Preferred Units, shall be entitled to distributions payable on the equivalent number of 8.125% Series A Cumulative Redeemable Preferred Units as the number of the Series A Preferred Stock with respect to which the General Partner shall be required, pursuant to the terms of the Articles of Incorporation, to pay to the holders of Series A Preferred Stock at the close of business on such Dividend Payment Record Date for the Series A Preferred Stock who, pursuant to such Articles of Incorporation, are entitled to the dividend payable on such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock before such Dividend Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on 8.125% Series A Cumulative Redeemable Preferred Units called for redemption.

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(v)         If full cumulative distributions on the 8.125% Series A Cumulative Redeemable Preferred Units and any other series or class or classes of Parity Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series A Preferred Stock or shares of capital stock ranking on a parity with such Series A Preferred Stock as permitted under the Articles of Incorporation of the General Partner, the 8.125% Series A Cumulative Redeemable Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire 8.125% Series A Cumulative Redeemable Preferred Units or any Parity Units other than in exchange for Junior Units.

As promptly as practicable after the surrender of the certificates for any such 8.125% Series A Cumulative Redeemable Preferred Units so redeemed, such 8.125% Series A Cumulative Redeemable Preferred Units shall be exchanged for the cash (without interest thereon) for which such 8.125% Series A Cumulative Redeemable Preferred Units have been redeemed. If fewer than all of the outstanding 8.125% Series A Cumulative Redeemable Preferred Units are to be redeemed, the 8.125% Series A Cumulative Redeemable Preferred Units to be redeemed shall be selected by the Partnership from the outstanding 8.125% Series A Cumulative Redeemable Preferred Units not previously called for redemption by lot or pro rata (with adjustments to avoid redemption of fractional units) or by any other method determined by the General Partner in its sole discretion to be equitable. If fewer than all the 8.125% Series A Cumulative Redeemable Preferred Units evidenced by any certificate are to be redeemed, the Partnership shall issue new certificates evidencing the unredeemed 8.125% Series A Cumulative Redeemable Preferred Units without cost to the holder thereof.

E.           Conversion. The 8.125% Series A Cumulative Redeemable Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the General Partner or the Partnership.

F.           Ranking. (i) Any class or series of Partnership Units shall be deemed to rank:

(a)          prior to the 8.125% Series A Cumulative Redeemable Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of 8.125% Series A Cumulative Redeemable Preferred Units (“Senior Units”);

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(b)          on a parity with the 8.125% Series A Cumulative Redeemable Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the 8.125% Series A Cumulative Redeemable Preferred Units, if the holders of such Partnership Units of such class or series and the 8.125% Series A Cumulative Redeemable Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); and

(c)          junior to the 8.125% Series A Cumulative Redeemable Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Class A Units, LTIP Units or if the holders of 8.125% Series A Cumulative Redeemable Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series (“Junior Units”).

(ii)         As of the date hereof, there are no Senior Units or Parity Units issued and outstanding.

G.           Voting. (i) Except as required by law, the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

(ii)         So long as any 8.125% Series A Cumulative Redeemable Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the 8.125% Series A Cumulative Redeemable Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership or in the payment of distributions unless such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.

H.           Restrictions on Ownership and Transfer. The 8.125% Series A Cumulative Redeemable Preferred Units shall be owned and held solely by the General Partner.

I.           General. (i) The rights of the General Partner, in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit F shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the 8.125% Series A Cumulative Redeemable Preferred Units.

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(ii)         Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the 8.125% Series A Cumulative Redeemable Preferred Units) to ensure that the 8.125% Series A Cumulative Redeemable Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series A Preferred Stock) with respect to the Series A Preferred Stock, it being the intention that the terms of the 8.125% Series A Cumulative Redeemable Preferred Units shall be substantially similar to the terms of the Series A Preferred Stock.

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